Exhibit 99.1

BOSTON OMAHA CORPORATION ANNOUNCES FULL YEAR 2019 FINANCIAL RESULTS

Omaha, Nebraska (Business Wire)	March 13, 2020

Boston Omaha Corporation (NASDAQ: BOMN) (the “Company”) announced its financial results for the fiscal year ended December 31, 2019 in connection with filing its Annual Report on Form 10-K with the Securities and Exchange Commission.

We show below summary financial data for fiscal 2019 and 2018. Our Annual Report on Form 10-K can be found at www.bostonomaha.com.

	For the Years Ended December 31,
	2019	2018
Billboard Rentals, Net	$28,429,167	$14,065,132
Premiums Earned	10,944,313	3,184,312
Insurance Commissions	1,567,331	2,606,031
Investment and Other Income	448,327	165,918
Total Revenues	41,389,138	20,021,393

Depreciation and Amortization Expense	13,574,141	8,076,065

Net Loss from Operations	(12,412,096)	(12,257,541)
Net Other Income	10,930,831	3,098,710

Net Loss Attributable to Common Stockholders	$(1,486,923)	$(9,113,937)
Basic and Diluted Net Loss per Share	$(0.07)	$(0.46)

	December 31,	December 31,
	2019	2018
Total Unrestricted Cash & Investments (1)	$147,345,640	$103,950,458
Total Assets	436,908,210	332,194,521
Total Liabilities	89,937,167	15,633,559
Total Noncontrolling Interest	1,730,058	1,345,578
Total Stockholders’ Equity	$345,240,985	$315,215,384

(1)

Investments consist of U.S. treasury securities classified as securities available for sale and publicly traded equity securities, of which $12,952,714 is held by our insurance entities at December 31, 2019.

Cash flow from operations for the year ended December 31, 2019 was $9,613,549 as compared with $38,325 for the year ended December 31, 2018.

Our book value per share was $14.68 at December 31, 2019, compared to $14.27 at December 31, 2018.

As of December 31, 2019, we had 22,455,100 shares of Class A common stock and 1,055,560 shares of Class B common stock issued and outstanding.

As of March 12, 2020, we had 22,455,100 shares of Class A common stock and 1,055,560 shares of Class B common stock issued and outstanding.

About Boston Omaha Corporation

Boston Omaha Corporation is a public holding company with three majority owned businesses engaged in outdoor advertising, surety insurance and broadband telecommunications services. The Company also maintains minority investments in a bank, a national residential homebuilder and commercial real estate services businesses.

Forward-Looking Statements

Any statements in this press release about the Company’s future expectations, plans and prospects, including statements about our financing strategy, future operations, future financial position and results, market growth, total revenue, as well as other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar expressions, constitute forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. The Company may not actually achieve the plans, intentions or expectations disclosed in the Company’s forward-looking statements, and you should not place undue reliance on the Company’s forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Company make as a result of a variety of risks and uncertainties, including risks related to the Company’s estimates regarding the potential market opportunity for the Company’s current and future products and services, the Company’s expectations regarding the Company’s sales, expenses, gross margins and other results of operations, and the other risks and uncertainties described in the “Risk Factors” sections of the Company’s public filings with the Securities and Exchange Commission. Copies of our SEC filings are available on our website at www. bostonomaha.com. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Contacts:

Boston Omaha Corporation

Catherine Vaughan, 617-875-8911

cathy@bostonomaha.com